Exhibit 10.23

COMMERCIAL LEASE

THIS LEASE AND SECURITY AGREEMENT made and entered into this   1st day of April, 2011, by and between WATERFRONT PROPERTY MANAGEMENT L.L.C., whose address is 120 East Lake Street, Suite l01, Sandpoint, Idaho 83864, its successors and assigns, hereinafter referred to as LESSOR or LANDLORD, and West Mountain Index Advisor, Inc. hereinafter referred to as LESSEE or TENANT.

In consideration of the mutual covenants and agreements contained herein and the performance of each and all of the terms, covenants and conditions to be done by the parties hereto, the parties agree as follows:

1.         THE PREMISES.  The LESSOR hereby leases unto the LESSEE, the premises described as

Follows:

Address: The Old Power	Building Approximate Size: 27,430 leasable square feet Lease
House 120 East Lake	Space Approximate Size 2800 square feet Known as
Street Sandpoint ID	Suite __401 (the "Premises")
83864

Situated on a parcel of land legally described as follows:

Parcel 6, located in sections 22 7 23 of Township 57 North, Range 2 West, Of the Boise Meridian, Bonner County, Idaho.  Commonly described as 120 East Lake Street, Sandpoint Idaho.

2.         TERM: The term of this lease shall commence on  __April 1  , 2011_,and terminate on March 31,2012                             .

3.         RENT:  LESSEE warrants and agrees to pay LESSOR as minimum rent during the term of this lease, the amount of Twenty four thousand   ($ 24,000.00 )    payable as follows:  Two thousand ($2,000) per month for the following   twelve  (12) months. An annual increase of rent shall be 10% per year.

   LESSEE shall pay the first months' rent in the amount of Two thousand ($2000.00) in advance, which LESSOR shall acknowledge by execution of this lease.

   UTILITIES and COMMON AREA  CHARGES: CHARGES have been  factored  into the agreed upon rent.  An annual increase of these fees shall not exceed 10% of the monthly lease rate.

   COMMON AREA CHARGES: Are defined as, but not limited to maintenance and grounds upkeep, parking lot upkeep, snow removal, janitorial heating, air conditioning, power, water, sewer, garbage, taxes and insurance for the common areas.

    RENEWAL & INCREASES:  LESSEE at its option shall be entitled to    1   successive renewal hereof each for a term of    1   year upon the same terms and conditions as set forth herein.

The option shall be exercised by written notice given to LESSOR not less than 60 days prior to the expiration of the initial lease term.  If notice is not given in the manner provided herein within the time specified, this option shall expire.

Base Rent shall be paid without deduction or offset except as provided in the terms and conditions of this Lease on or before the first day of each month, in advance, to LESSOR at the address set forth above for LESSOR, or such other place as may be designated by LESSOR.  If the Commencement Date is not the first day of the month, the Base rent and Additional Rent shall be pro-rated at a per diem rate allocated on a 365-day annual basis and shall be paid upon execution of this Lease by LESSEE.

Under the terms of this lease, monthly rental payment shall commence on April  1, 2011.

PAYMENTS. All Base Rent mid Additional Rent payments are to be made payable to Waterfront Property Management L.L.C. and mailed to such payee at 120 East Lake Street, Suite 101, Sandpoint, Idaho
83864.

4.         USE: LESSOR and LESSEE agree that the premises may only be used for the following- specific uses: corporate office. Such uses are the only uses permitted for the premises.  LESSEE understands and LESSEE acknowledges that the limitation of permitted uses of the property is a specific item of consideration in this !ease.

5.         USES PROHIBITED: LESSEE shall not use any portion of the premises for purposes other than those specified in paragraph 4 hereinabove; in addition, no use shall be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property.  LESSEE shall not conduct or permit any sale by auction on the premises.

6.         ASSIGNMENT AND SUBLETTING: LESSEE shall not assign this lease, nor shall LESSEE sublet all or any portion of the premises without the express, prior written consent of the LESSOR. Such consent shall not be unreasonably withheld; however, LESSEE's reputation form part of the basis of the agreement by LESSOR of an assignment or a sublet of this lease shall be based upon, among other things, the financial qualifications and business reputation of any proposed assignee or subLESSEE, and, in any event, any request to consider assignment or sublet shall be conditioned on the payment of a due diligence fee to LESSOR of $300.00. Any assignment or subletting for security purposes, shall be void, and, at the option of LESSOR may terminate this lease in the event of any assignment or sublease without consent.

In the event of m1y sub-leasing all rent is to be collected by the original signing LESSEE and paid to the LESSOR in the manner outlined in this lease.

7.         ORDINANCES AND STATUTES: LESSEE shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by LESSEE. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises shall, at the option of the LESSOR be deemed a breach hereof.

8.         INDEPENDENT COVENANT: LESSEE's obligation to pay rent hereunder is an absolute and  independent  covenant  with  no right to offset or withhold.  A failure to pay rent as provided  herein  is a material breach  of this lease.

9.         MAINTENANCE, REPAIRS, ALTERATIONS: LESSEE acknowledges that the premises are in good order and repair, unless otherwise indicated herein. LESSEE shall, at his own expense and at all times maintain the premises in good and safe condition, including but not limited to, plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as  good condition as received, normal wear and tear excepted.  LESSEE shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and common area, which shall be maintained by LESSOR.   LESSOR shall not, however, be responsible for any damage to LESSEE's property or loss of business caused by any roof leaks, and LESSEE should obtain insurance coverage for such occurrences.

No improvement or alteration of the premises shall be made without the prior written consent of the

LESSOR.  Prior to the commencement of any substantial repair, improvement or alteration, LESSEE shall give LESSOR at least two (2) days written notice in order that LESSOR may post appropriate notices to avoid any liability for liens. LESSER: shall not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building. All such improvements and alterations shall stay with the property and become property of the LESSOR.

Further, due to the unpredictability of freezing weather conditions, LESSOR assumes no responsibility for frozen water pipes or for any damages caused therefrom.  LESSEE is advised to obtain adequate insurance coverage for this incidence, and to exercise best judgment by allowing some water to run continuously during such periods of cold weather when freezing may occur.   LESSEE shall be responsible for repainting and recarpeting his portion of the premises and any other damage caused from such, as needed.

10.       ENTRY AND INSPECTION:  LESSEE shall permit LESSOR or LESSOR's agents to enter upon the premises at reasonable notice, for the purpose inspecting the same, and will permit LESSOR at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

No pets shall be permitted at any time in the premises.

11.       INDEMNIFICATION OF LESSOR: LESSOR shall not be liable for any damage or injury to LESSEE, or any other person, or to any property, occurring on the demised premises or any part thereof, mid LESSEE agrees to hold LESSOR harmless from any claims for damages, no matter how caused.

12.       POSSESSION: If LESSOR is unable to deliver possession of the premises at the commencement hereof. LESSOR shall not be liable for any damage caused thereby, this lease shall not be voided or voidable, but LESSEE shall not be liable for any rent until possession is delivered. LESSEE may terminate this lease if   possession is not delivered within (non-applicable) days of the commencement of the term hereof.

13.       LESSEE'S INSURANCE: LESSEE at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring LESSEE and LESSOR with minimum coverage a follows: one million dollars ($1.000.000.00) LESSEE shall provide LESSOR with a Certificate of insurance showing LESSOR as additional insured.  The policy shall require ten- (10) day's written notice to LESSOR prior to cancellation or material change of coverage.

INDEMNITY AND INSURANCE.  (a) LESSEE covenants with LESSOR t1iat LESSOR shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of LESSEE or any person during the term of this lease, from any cause whatsoever, by reason of the use, occupancy or enjoyment of the premises by LESSEE or any person thereafter holding under said lease, and that LESSEE will indemnify and save harmless LESSOR from all liability whatsoever on account of any such real or claimed damage or injury and for all liens, claims and demands arising out of the use of f he premises and its facilities or any alterations or repairs  which  LESSEE may make upon the premises.
(b) LESSEE further covenants and agrees that from and after the date of delivery of the premises for LESSOR to LESSEE, that LESSEE will carry and maintain in force, at LESSEE's sole cost and expense, the following types of insurance coverage, in the amounts specified and in the form hereinafter provided for:

l.    Public Liability and Property Damage. Bodily injury liability insurance with limits of not less than $500,000.00 per person and $1,000,000.00 per occurrence, insuring against any and all liability of the insured witl1 respect to said premises or arising out of the maintenance, use or occupancy thereof; and property damage liability insurance with a limit of not less than $100,000.00 per accident or occurrence.

2.    Fire and Extended Coverage, Special Form to include Alcohol Sales. During the term of this lease, LESSOR shall maintain fire and extended coverage and special form insurance. LESSEE shall maintain its own policy on all furniture, fixtures and equipment belonging to LESSEE.  LESSOR shall not be required, however, to cover any of LESSEE's personal property or fixtures placed on the Premises by LESSEE and LESSOR assumes no liability therefor.

(c) All policies of insurance to be provided by LESSEE hereunder, shall be issued by responsible insurance companies, qualified to do business in the state in which the premises are located and shall be issued to LESSEE with LESSOR named as an additional insured. All public liability and property damage policies shall contain, if possible, a provision that LESSOR, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for loss occasioned to LESSOR, its servants, agents and employees, by reason of the negligence of LESSEE.  Executed copies of such policies of insurance or certificates thereof shall be delivered to LESSOR within thirty (30) days after delivery of possession of the premises to LESSEE.   As often as any such policy shall expire or terminate, renewal or additional policies will be procured and maintained by LESSEE in like manner, lo like extent. and copies delivered to LESSOR within thirty (30) days prior to the expiration of the term of each such policy.

14.       SUBROGATION:  To the maximum extent permitted by insurance policies which may be owned by LESSOR or LESSEE, LESSEE and LESSOR, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

15.       SIGNS:  All signs, window lettering and other items of any nature to be placed in the doors or windows on the premises or anywhere on the site, must be approved by LESSOR in writing prior to being erected. LESSEE shall maintain all said signs, including those installed at the premises by LESSOR, and any other identifying marks placed on the premises by LESSEE until termination of this lease. So long as LESSEE is not in default hereunder, and so long as LESSEE repairs any and all damage done to the premises by such as removal to LESSOR'S satisfaction. Any sign or signs., lettering or other markings erected without LESSOR'S written approval may be removed by LESSOR or his agents without prior notice and without liability for any damage to said signs. A violation of this clause, as well as any other of this lease will be deemed to be a material breach.

16.       ABANDONMENT OF PREMISES: LESSEE shall not vacate or abandon the premises at any time during the term hereof and if LESSEE shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to LESSEE left upon the premises shall he deemed to be abandoned at the option of LESSOR.

17.       DISTRUCTION OF THE LEASED PREMISES.   lf the premises is destroyed or damaged by fire or other casualty to the extent that they cannot be repaired and restored within ninety (90) days, LESSOR shall have the right and option to terminate this lease; otherwise, LESSOR shall forthwith and with due diligence repair and restore the building and premises to substantially their condition immediately prior to such damage or destruction; provided, however, that LESSOR's financial responsibility for such restoration shall be limited to the amount of insurance actually received by LESSOR  as a result of such casualty.   LESSEE's rent during the period of such repair and/or restoration shall abate proportionately to the extent that the premises are rendered untenantable.

18.       TRADE FIXTURES: Any improvements and equipment installed at the premises during the term hereof shall belong to the LESSOR.

TENANT  IMPROVEMENTS:  All  improvements  will  remain  with  premises.

19.       HAZARDOUS MATERIALS:  LESSEE shall not use, store, or dispose of any hazardous substances upon the premises, except use and store of such substances if they are customarily used in LESSEE’s business, and such use and storage complies with all environmental laws.  Hazardous substances mean any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property.

20.       BANKRUPTCY/INSOLVENCY.  LESSEE agrees that in the event all or substantially all of

LESSEE's assets be placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of thirty (30) days, or should LESSEE make an assignment for the benefit of creditors, or be finally adjudicated a bankrupt, or should LESSEE institute any proceedings under the Bankruptcy Act as the same now exists or under any other act relating to the subject of bankruptcy  wherein LESSEE seeks to be adjudicated a bankrupt or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or  should any involuntary proceeding be filed against LESSEE under any bankruptcy laws, and such proceedings not be removed within ninety (90) days thereafter, this lease or any interest in and to the premises shall not become an asset in any such proceedings, and, in any event and in addition to any and all tights or remedies of LESSOR hereunder or by any law provided, it shall be lawful for LESSOR at his option, to declare the term ended and to re-enter the premises and take possession thereof and remove all persons therefrom, and LESSEE shall have no further claim thereon or hereunder.  The provisions of this section shall also apply to any Guarantor of this lease.  In no event shall this or any interest of the LESSEE herein be assigned or transferred by the operation of law without the express consent of LESSOR.

21.       DEFAULT, RE-ENTRY REMEDIES.   It is agreed that should LESSEE fail to make the payments as herein specified, or fail to fulfill any of the covenants herein contained, or violate any of the covenants herein contained, LESSEE shall be in default.  In addition to those remedies provided for under unlawful detainer statutes, LESSOR shall have the following remedies:

If the default should be failure to pay rent on the date due and should LESSEE not pay the rent due within five (5) days of the due date, an additional sum equal to 7% of the amount of rent then due, but not less than $35.00, shall be immediately due also.    LESSEE further agrees to pay 10% of the monthly rent installment for each dishonored bank check.  The late charge period is not a grace period, and LESSOR is entitled to make written demand for any rent if not paid when due.

Should any default continue for a period of ten (10) days after written notice specifying such default is sent to LESSEE then, besides other rights and remedies he may have, LESSOR shall have the right to accelerate all future rent payments, which will become immediately due and payable.  LESSOR will also have the immediate right or re-entry and remove all persons and property from the premises, and have such property stored in a public warehouse or elsewhere at the cost of and for the account of LESSEE.  The LESSEE agrees to pay to LESSOR the sum of $100.00 in fees for each notice of default hereunder.

In the event LESSOR elects to re-enter as herein provided or should LESSOR take possession pursuant to legal proceedings or pursuant to any notice provided by law, he may terminate this lease and relet said premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as, in LESSOR's sole discretion, may be deemed advisable, with the 1ight to make alterations and repairs to said premises.  Rentals received by LESSOR from such reletting shall be applied; First to the payment of any indebtedness, other than rent, due hereunder from LESSEE to LESSOR; Second, to the payment of any costs of such relelling; Third, to the payment of the cost of any alterations and repairs lo the premises; Fourth, to the payment of rent due and unpaid; and the residue, if any, shall be held by LESSOR and applied in payment of future rent or damages based on future rent as the same may become due and payable hereunder.  Not withstanding anything herein to the contrary, it is misunderstood that LESSEE shall remain liable to LESSOR for all rent due during the term of this lease.

22.       SECURITY/CLEANING  DEPOSIT:  The security/cleaning  deposit  of  $2,000.00 shall be paid by  LESSEE to the LESSOR when the lease is signed.  It shall secure the performance of the LESSEE's obligations hereunder.  LESSOR may, but shall not be obligated to apply all or a portion of said deposit on account of LESSEE's obligations hereunder.   Any balance remaining upon termination shall be returned to LESSEE.  LESSEE shall not have the right to apply the Security Deposit in payment of the last month's rent   LESSEE shall have carpets professionally steam cleaned as needed at his expense during the term of the lease and again at the termination of the lease.

23.       DEPOSIT REFUNDS: The balance of all deposits shall be refunded within one month from date possession is delivered to Owner or his authorized Agent, together with a statement showing any changes made against such deposits by Owner.  If  LESSEE defaults on lease deposit shall be forfeited.

24.  PARKING:   LESSEE's customer shall be on first come basis.   LESSOR shall designate areas as tenant and employee parking, and reserves the right to charge for those spaces.  LESSEE agrees to comply and require employee compliance with all designated parking areas and handicap zones.

25.       ATTORNEY'S FEE ANO COSTS: In any action or proceeding involving a dispute between LESSOR, LESSEE and/or Broker. arising out of the execution of this lease, or to collect commissions, or common area expenses, or to enforce the terms and conditions of this lease, or to recover possession of the premises from LESSEE the prevailing party shall be entitled to receive from the other party a reasonable attorney's fee, expert fees, appraisal fees and all other costs incurred in connection with such action or proceedings, to be determined by the court or arbitrator(s).

26.       WAIVER:  No failure of LESSOR to enforce any term hereof shall be deemed to be a waiver.

27.       NOTICES:  Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to LESSEE at the premises, or LESSOR at the address shown below, or at such other places as may be designated by the parties from time to time.

28.       HOLDING OVER: Any holding over after the expiration of this lease,  with  the consent  or LESSOR, shall  be constructed  as a month-to-month  tenancy  at a rental  rate to be negotiated  per month,  otherwise in accordance with the terms hereof, as applicable.

29.       SMOKING:  Smoking is prohibited with the only exception being in specifically designated.

30.       HEIRS, ASSIGNS, SUCCESSORS: This lease is binding upon and insures to the benefit of the heirs, assigns and successors in interest to the parties.

31.       TAX INCREASE: In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, LESSEE shall pay to LESSOR upon presentation of paid tax bills an amount equal to 100% of the increase in taxes upon the land and building in which the leased premises are situated, on a pro-rata basis and including common area.  In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of LESSEE shall be proportionate to the portion of the lease term included in such year.

32.       LESSOR'S LIABILITY:  The term "LESSOR," as used in this paragraph, shall mean only the owner of the real property or a LESSEE's interest in a ground lease of the premises.  In the event of any transfer of such title or interest, the LESSOR named herein (or the grantor in case of any subsequent transfers) shall be relieved of all liability related to LESSOR's obligations to be performed after such transfer.   Provided, however, that any funds in the hands of LESSOR or Gran tor at the time of such transfer shall be delivered to grantee. LESSOR's obligations hereunder shall be binding upon LESSOR's successors and assigns only during their respective periods of ownership.

33.       NEIGHBORS.  LESSOR will not be responsible for the actions of LESSEE's neighbors in the complex with regards to noise, hours, parking, or other matters.  LESSEE covenants to conduct his business without undue hardship or annoyance to the other tenants.

34.       KEYS.  LESSOR shall maintain a key for all units, including LESSEE's. LESSOR will not enter LECSSEE's unit with such key while LESSEE is not present or without the consent of LESSEE unless there exists a state of emergency such as flooding, fire or the like.   LESSEE agrees to work with  LESSOR's locksmith when purchasing additional keys or rekeying suites, to stay within the master keying system of the building and notify LESSOR of all lost keys within a reasonable time period.

35.       DELIVERIES:  Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day.  Tenant shall not cause, and shall attempt to prevent, any delivery trucks or other vehicles serving the Premises from parking or standing in front of or at the rear of the Premises or the truck-loading facility on the ground level of the building from 10:00 a.m. to 9:00 p.m. of each day.  Landlord reserves the right to regulate further the activities of Tenant in regard to deliveries and servicing of the Premises and Tenant agrees to abide by such further nondiscriminatory regulations of Landlord.

36.       ADDENDUM:  An addendum signed by the parties, __________is attached, ___X___, is not attached hereto modified only by writing signed by both parties.  The following Exhibits, if any have been made a part of this lease before the parties' execution hereof:

The undersigned Lessee hereby acknowledges receipt of a copy hereof..

Date: April 6, 2011

/s/ Jenny Hixson
Jenny Hixon
Lessor

/s/ Gregory Schifrin
Gregory Schifrin
Lessee